Exhibit 21

             TEXTRON INC. - Significant Subsidiaries
                     (as of 15 March, 1999)

   Set  forth  below  are  the names of certain  subsidiaries  of
Textron  Inc.   Other  subsidiaries,  which  considered  in   the
aggregate, do not constitute a significant subsidiary, are omitted from such list.

Name                                                           Place of
                                                               Incorporation
Avco Corporation                                               Delaware
  ARS Two Inc.                                                 Delaware
  Textron Pacific Limited                                      Australia
  Textron Systems Corporation                                  Delaware
     Turbine Engine Components Textron Inc.                    Delaware
Avdel Cherry Textron Inc.                                      New York
Bell Helicopter Textron Inc.                                   Delaware
   Bell/Agusta  Aerospace Company L.L.C. (55%; 45% owned by    Delaware
    Agusta UK Ltd.)
  Bell Helicopter Services Inc.                                Delaware
     Bell Helicopter Asia (Pte) Ltd.                           Singapore
Burkland Textron Inc.                                          Michigan
Cadillac Gage Textron Inc.                                     Michigan
The Cessna Aircraft Company                                    Kansas
Cone Drive Operations Inc.                                     Delaware
David Brown (Delaware) Holdings Corp.                          Delaware
  David Brown Union Pumps Co.                                  Delaware
Elco Textron Inc.                                              Delaware
Greenlee Textron Inc.                                          Delaware
  Datacom Technologies, Inc.                                   Washington
HR Textron Inc.                                                Delaware
MAAG Pump Systems Textron Inc.                                 North Carolina
Ring Screw Textron Inc.                                        Michigan
Textron Asia Inc.                                              Delaware
Textron Atlantic Inc.                                          Delaware
  Bell Helicopter Supply Center B.V.                           Netherlands
  Brazaco-Mapri Industrias Metalurgica S.A.                    Brazil
  Camcar Textron (Malaysia) Sdn. Bhd.                          Malaysia
  Jacobsen E-Z-GO Textron A.G.                                 Switzerland
  Jacobsen E-Z-GO Textron B.V.                                 Netherlands
  Jacobsen E-Z-GO Textron S.r.l.                               Italy
  Kautex Textron Iberica S.A.                                  Spain
     Kautex Argentina S.A.                                     Argentina
     Kautex do Brasil Ltda.                                    Brazil
     Kautex Portugal, Produtos Plasticos Ldas.                 Portugal
  Kautex Textron Benelux N.V.                                  Belgium
  Kautex Textron Bohemia spol. s.r.o.                          Czech Republic
  Klauke Handels GmbH                                          Austria
  MAAG Pump Systems Textron A.G.                               Switzerland
     MAAG Pump Systems PTE Ltd.                                Singapore
  Textron Acquisition Limited                                  England
     Avdel plc/Avdel plc Inc.                                  England/Delaware
       Textron Fastening Systems Limited                       England
     Ransomes plc                                              England
       Ransomes Investment Corporation                         Delaware
          Ransomes America Corporation                         Delaware
            Cushman Inc.                                       Delaware
            Ransomes Inc.                                      Wisconsin
            Steiner Turf Equipment Inc.                        Wisconsin

Name                                                           Place of
                                                               Incorporation
     Textron Fluid and Power Systems Holdings Limited          England
       David Brown Group plc                                   England
          David Brown Corporation plc                          England
     Textron Golf & Turf plc                                   England
     Textron Limited                                           England
       Kautex Textron Ltd.                                     England
       Textron Automotive Company Limited                      England
       Textron Automotive MIP Limited                          England
          AS Textron Limited                                   England
          MIP Textron Limited                                  England
  Textron Atlantic France Inc.                                 Delaware
  Textron Atlantic Holding GmbH                                Germany
     Gustav Klauke GmbH                                        Germany
       Gustav Klauke France S.A.R.L.                           France
     Jacobsen E-Z-GO Textron GmbH Rasenpflegesysteme           Germany
     Kautex Textron Verwaltungs GmbH                           Germany
        Kautex Textron GmbH & Co. K.G. (98%; 1% owned by each  Germany of Jacobsen E-Z-GO Textron GmbH Rasenpflegesysteme
          and a subsidiary of Deutsche Bank)
     MAAG Pump Systems Textron GmbH                            Germany
     Peiner Umformtechnik GmbH                                 Germany
     Textron Verbindungstechnik Beteiligungs GmbH              Germany
        Textron Verbindungstechnik GmbH & Co. O.H.G. (99%; 1%  Germany
          owned by Jacobsen E-Z-GO Textron GmbH
          Rasenpflegesysteme)
   Textron Fastening Systems/Tri-Star Corp., Limited (80%; 20% British Virgin
          owned by San Shing Hardware Works Co., Ltd.)         Islands
  Textron France Inc.                                          Delaware
      Textron France S.N.C. (85%; 15% owned by Textron         France
          Atlantic France Inc.)
       Textron France S.A.                                     France
          Textron Industries S.A.S.                            France
   Textron Industrial S.p.A. (85%; 15% owned by Textron        Italy
          International Inc.)
Textron Automotive Company Inc.                                Delaware
  Kaywood Products Corporation                                 Michigan
  McCord Corporation                                           Michigan
     McCord Winn Textron Inc.                                  Massachusetts
     Textron Automotive Interiors Inc.                         Delaware
       Textron Automotive Overseas Investment Inc.             Delaware
          Textron Automotive B.V.                              Netherlands
  Micromatic Operations Inc.                                   Delaware
  Micro-Precision Operations Inc.                              Delaware
  Textron Automotive (Argentina) Inc.                          Delaware
  Textron Automotive Exteriors Inc.                            Delaware
Textron China Inc.                                             Delaware
Textron FSC Inc.                                               Barbados
Textron Far East Pte. Ltd.                                     Singapore
Textron Financial Corporation                                  Delaware
  Systran Financial Services Corporation                       Delaware
Textron Funding Corporation                                    Delaware
  Avco Enterprises, Inc.                                       California
     Textron National Bank                                     California
Textron International Inc.                                     Delaware
Textron Logistics Company Inc.                                 Delaware

Name                                                           Place of
                                                               Incorporation
Textron Properties Inc.                                        Delaware
  Textron Canada Limited (64.5%; 35.5% owned by Textron Inc.)  Canada
     Kautex Corporation                                        Ontario
Textron Realty Corporation                                     Delaware
Textron S.A. de C.V. (99%; 1% owned by Textron Atlantic Inc.)  Mexico
  Camcar Textron de Mexico, S.A. de. C.V.                      Mexico
  Kautex Textron de Mexico, S.A. de C.V.                       Mexico
      Kautex  Textron Management Services Company  de  Puebla, Mexico
         S.A. de C.V.
  Textron Automotive Company de Mexico, S.A. de C.V.           Mexico
     Textron Automotive Management Services Company de Mexico, Mexico
         S.A. de C.V.
Turbine Engine Components Textron (Cleveland Operations) Inc. Delaware Turbine Engine Components Textron (Newington Operations) Inc. Connecticut
Turbine Engine Components Textron (Santa Fe Springs            California
      Operations) Inc.
Wolverine Metal Specialties Inc.                               Michigan
Xact Textron Inc.                                              Delaware